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                                                               EXHIBIT 99.(d)(2)

                                 FIRST AMENDMENT
                        TO INVESTMENT ADVISORY AGREEMENT
                              DATED JUNE 10, 2003,
                                     BETWEEN
                          FINANCIAL INVESTORS TRUST AND
                           SSGA FUNDS MANAGEMENT, INC.

     THIS AMENDMENT is made as of ________, 2003, between Financial Investors Trust, a Delaware business trust (the "Fund") and SSgA Funds Management, Inc., a Massachusetts corporation ("SSgA FM").

     WHEREAS, the Fund and SSgA FM have entered into an Investment Advisory Agreement (the "Agreement") dated June 10, 2003.

     WHEREAS, the Fund and SSgA FM wish to modify the provisions of the Agreement to reflect the inclusion of the American Freedom U.S. Government Money Market Fund therein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. ADDITIONAL FUND. The second WHEREAS clause is deleted in its entirety and the following is inserted in lieu thereof: "WHEREAS, the U.S. Government Money Market, U.S. Treasury Money Market, Prime Money Market, and American Freedom U.S. Government Money Market Funds (the "Funds") are four portfolio series of the Trust; and"

     2. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

SSGA FUNDS MANAGEMENT, INC.             FINANCIAL INVESTORS TRUST

By:                                     By:
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Name:                                   Name: Traci A. Thelen
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Title:                                  Title: Secretary
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